EXHIBIT 10.11

QUANTUMSCAPE CORPORATION

2020 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the QuantumScape Corporation 2020 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Award Agreement which includes the Notice of Restricted Stock Grant, the Terms and Conditions of Restricted Stock Grant, attached hereto as Exhibit A, and all appendices and exhibits attached thereto (all together, the “Restricted Stock Agreement”).

NOTICE OF RESTRICTED STOCK GRANT

Participant:

Address:

The undersigned Participant has been granted the right to receive an Award of Shares of Restricted Stock of Common Stock of QuantumScape Corporation (the “Company”), subject to the terms and conditions of the Plan and this Restricted Stock Agreement, as follows:

Grant Number:

Date of Grant:

Vesting Commencement Date:

Number of Shares of Restricted Stock:

Vesting Schedule:

Subject to any accelerated vesting as set forth below or in the Plan, the Shares of Restricted Stock will be scheduled to vest, and the Company’s right to reacquire the Restricted Stock will be scheduled to lapse, in accordance with the following schedule:

[TO COME]

By Participant’s signature and the signature of the representative of the Company below, Participant and the Company agree that this Award of Restricted Stock is granted under and governed by the terms and conditions of the Plan and this Restricted Stock Agreement, including the Terms and Conditions of Restricted Stock Grant, attached hereto as Exhibit A, all of which are made a part of this document. Participant acknowledges receipt of a copy of the Plan. Participant has reviewed the Plan and this Restricted Stock Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Restricted Stock Agreement and fully understands all provisions of the Plan and this Restricted Stock Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and the Restricted Stock Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT	QUANTUMSCAPE CORPORATION

Signature	Signature

Print Name	Print Name

Title

Address:

EXHIBIT A

TERMS AND CONDITIONS OF RESTRICTED STOCK GRANT

1. Grant of Shares of Restricted Stock. The Company hereby grants to the individual (“Participant”) named in the Notice of Restricted Stock Grant (the “Notice of Grant”) under the Plan an Award of Shares of Restricted Stock, subject to all of the terms and conditions in this Restricted Stock Agreement and the Plan, which is incorporated herein by reference. Subject to Section 19(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Restricted Stock Agreement, the terms and conditions of the Plan will prevail.

2. Escrow of Shares.

(a) All Shares of Restricted Stock will, upon execution of this Restricted Stock Agreement, be delivered and deposited with an escrow holder designated by the Company (the “Escrow Holder”). The Shares of Restricted Stock will be held by the Escrow Holder until such time as the Shares of Restricted Stock vest or the date Participant ceases to be a Service Provider.

(b) The Escrow Holder will not be liable for any act it may do or omit to do with respect to holding the Shares of Restricted Stock in escrow while acting in good faith and in the exercise of its judgment.

(c) Upon Participant’s termination as a Service Provider for any reason, the Escrow Holder, upon receipt of written notice of such termination, will take all steps necessary to accomplish the transfer of the unvested Shares of Restricted Stock to the Company. Participant hereby appoints the Escrow Holder with full power of substitution, as Participant’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of Participant to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such unvested Shares of Restricted Stock to the Company upon such termination.

(d) The Escrow Holder will take all steps necessary to accomplish the transfer of Shares of Restricted Stock to Participant after they vest following Participant’s request that the Escrow Holder do so.

(e) Subject to the terms hereof, Participant will have all the rights of a stockholder with respect to the Shares while they are held in escrow, including without limitation, the right to vote the Shares and to receive any cash dividends declared thereon.

(f) In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares, the Shares of Restricted Stock will be increased, reduced or otherwise changed, and by virtue of any such change Participant will in his or her capacity as owner of unvested Shares of Restricted Stock be entitled to new or additional or different shares of stock, cash or securities (other than rights or warrants to purchase securities); such new or additional or different shares, cash or securities will thereupon be considered to be unvested Shares of Restricted Stock and will be subject to all of the conditions and restrictions which were applicable to the unvested Shares of Restricted Stock pursuant to this Restricted Stock Agreement. If Participant receives rights or warrants with respect to any unvested Shares of Restricted Stock, such rights or warrants may be held or exercised by Participant, provided that until such exercise any such rights or warrants and after such exercise any shares or other securities acquired by the exercise of such rights or warrants will be considered to be unvested Shares of Restricted Stock and will be subject to all of the conditions and restrictions which were applicable to the unvested Shares of Restricted Stock pursuant to this Restricted Stock Agreement. The Administrator in its absolute discretion at any time may accelerate the vesting of all or any portion of such new or additional shares of stock, cash or securities, rights or warrants to purchase securities or shares or other securities acquired by the exercise of such rights or warrants.

(g) The Company may instruct the transfer agent for its Common Stock to place a legend on the certificates representing the Restricted Stock or otherwise note its records as to the restrictions on transfer set forth in this Restricted Stock Agreement.

3. Vesting Schedule. Except as provided in Section 4, and subject to Section 5, the Shares of Restricted Stock awarded by this Restricted Stock Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Shares of Restricted Stock scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Restricted Stock Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.

4. Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock will be considered as having vested as of the date specified by the Administrator.

5. Forfeiture Upon Termination as a Service Provider. Unless specifically provided otherwise in this Restricted Stock Agreement or other written agreement between Participant and the Company or any of its Subsidiaries or Parents, as applicable, if Participant ceases to be a Service Provider for any or no reason, the balance of the Shares of Restricted Stock that have not vested as of the time Participant ceases to be a Service Provider for any or no reason will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company upon the date of such termination and Participant will have no further rights thereunder. Participant will not be entitled to a refund of the price paid for the Shares of Restricted Stock, if any, returned to the Company pursuant to this Section 4. Participant hereby appoints the Escrow Agent with full power of substitution, as Participant’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of Participant to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such unvested Shares to the Company upon such termination of service.

6. Death of Participant. Any distribution or delivery to be made to Participant under this Restricted Stock Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7. Tax Obligations

(a) Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”) or any Parent or Subsidiary to which Participant is providing services (together, the Company, Employer and/or Parent or Subsidiary to which Participant is providing services, the “Service Recipient”), the ultimate liability for any tax and/or social insurance liability obligations and requirements in connection with the Shares of Restricted Stock, including, without limitation, (i) all federal, state, and local taxes (including the Participant’s Federal Insurance Contributions Act (FICA) obligation) that are required to be withheld by the Company or the Employer or other payment of tax-related items related to Participant’s participation in the Plan and legally applicable to Participant, (ii) the Participant’s and, to the extent required by the Company (or Service Recipient), the Company’s (or Service Recipient’s) fringe benefit tax liability, if any, associated with the grant, vesting or release from escrow of the Shares of Restricted Stock, the filing of an 83(b) election with respect to the Shares of Restricted Stock, or the sale of Shares, and (iii) any other Company (or Service Recipient) taxes the responsibility for which the Participant has, or has agreed to bear, with respect to the Shares of Restricted Stock (or exercise thereof or issuance of Shares thereunder) (collectively, the “Tax Obligations”), is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Service Recipient. Participant further acknowledges that the Company and/or the Service Recipient (A) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Shares of Restricted Stock, including, but not limited to, the grant, vesting or release from escrow of the Shares of Restricted Stock, the filing of an 83(b) election with respect to the Shares of Restricted Stock, the subsequent sale of Shares acquired pursuant to this Restricted Stock Agreement and the receipt of any dividends or other distributions, and (B) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award of Restricted Stock to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result. Further, if Participant is subject to Tax Obligations in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Service Recipient (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the applicable taxable event, Participant acknowledges and agrees that the Company may refuse to issue or deliver the Shares. Participant understands that Section 83 of the Code, taxes as ordinary income the difference between the purchase price, if any, for the Shares and the Fair Market Value of the Shares as of each vesting date. If Participant is a U.S. taxpayer, Participant understands that Participant may elect, for purposes of U.S. tax law, to be taxed at the time the Shares are granted rather than when such Shares vest by filing an election under Section 83(b) of the Code (the “83(b) Election”) with the IRS within thirty (30) days from the date of grant of the Restricted Stock Award.

(b) Tax Withholding. Notwithstanding any contrary provision of this Restricted Stock Agreement, no certificate representing the Shares of Restricted Stock may be released from the escrow established pursuant to Section 14, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of all Tax Obligations. When Shares of Restricted Stock are vested, Participant generally will recognize immediate U.S. taxable income if Participant is a U.S. taxpayer. If Participant is a non-U.S. taxpayer, Participant will be subject to applicable taxes in his or her jurisdiction. Pursuant to such procedures as the Administrator may specify from time to time, the Company and/or Service Recipient shall withhold the amount required to be withheld for the payment of Tax Obligations which the Company determines must be withheld with respect to this Award. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require Participant to satisfy Participant’s Tax Obligations, in whole or in part (without limitation), if permissible by applicable local law, by (i) paying cash in U.S. dollars, (ii) electing to have the Company withhold otherwise deliverable Shares having a fair market value equal to the minimum amount that is necessary to meet the withholding requirement for such Tax Obligations (or such greater amount as Participant may elect if permitted by the Administrator, if such greater amount would not result in adverse financial accounting consequences), (iii) having the amount of such Tax Obligation withheld from Participant’s wages or other cash compensation paid to Participant by the applicable Service Recipient(s), (iv) delivering to the Company Shares that Participant owns and that have vested with a fair market value equal to the Tax Obligations (or such greater amount as Participant may elect if permitted by the Administrator, if such greater amount would not result in adverse financial accounting consequences), (v) selling a sufficient number of such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the minimum amount that is necessary to meet the withholding requirement for such Tax Obligations (or such greater amount as Participant may elect if permitted by the Administrator, if such greater amount would not result in adverse financial accounting consequences), or (vi) such other means as the Administrator deems appropriate. To the extent determined appropriate by the Administrator in its discretion, the Administrator will have the right (but not the obligation) to satisfy any Tax Obligations by reducing the number of Shares otherwise deliverable to Participant and, until determined otherwise by the Company, this will be the method by which such Tax Obligations are satisfied.

(c) No Representations. Participant has reviewed with his or her own tax advisers the U.S. federal, state, local and non-U.S. tax consequences of this investment and the transactions contemplated by this Restricted Stock Agreement. With respect to such matters, Participant relies solely on such advisers and not on any statements or representations of the Company or any of its agents, written or oral. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Restricted Stock Agreement.

(d) Company’s Obligation to Release Shares. For clarification purposes, in no event will the Company release Shares from the escrow established pursuant to Section 11 unless and until arrangements satisfactory to the Administrator have been made for the payment of Participant’s Tax Obligations. If Participant fails to make satisfactory arrangements for the payment of such Tax Obligations hereunder at the time any applicable Shares of Restricted Stock otherwise are scheduled to vest pursuant to Sections 2 or 3, at the time Participant files a timely 83(b) Election with the IRS, or Participant’s Tax Obligations otherwise become due, Participant will permanently forfeit such Shares of Restricted Stock to which Participant’s Tax Obligation relates and any right to receive Shares thereunder and such Shares of Restricted Stock will be returned to the Company at no cost to the Company. Participant acknowledges and agrees that the Company may refuse to issue or deliver the Shares if such Tax Obligations are not delivered at the time they are due.

8. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account) or the Escrow Agent. After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares. Except as provided in Section 1(f), after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

9. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE SHARES OF RESTRICTED STOCK PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER, WHICH UNLESS PROVIDED OTHERWISE UNDER APPLICABLE LAW IS AT THE WILL OF THE COMPANY (OR THE SERVICE RECIPIENT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS RESTRICTED STOCK AWARD OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS RESTRICTED STOCK AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE SERVICE RECIPIENT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER, SUBJECT TO APPLICABLE LAW, WHICH TERMINATION, UNLESS PROVIDED OTHERWISE UNDER APPLICABLE LAW, MAY BE AT ANY TIME, WITH OR WITHOUT CAUSE.

10. Nature of Grant. In accepting this Award of Restricted Stock, Participant acknowledges, understands and agrees that:

(a) the grant of the Shares of Restricted Stock is voluntary and occasional and does not create any contractual or other right to receive future grants of Shares of Restricted Stock, or benefits in lieu of Shares of Restricted Stock, even if Shares of Restricted Stock have been granted in the past;

(b) all decisions with respect to future grants of Restricted Stock or other grants, if any, will be at the sole discretion of the Administrator;

(c) Participant is voluntarily participating in the Plan;

(d) the Shares of Restricted Stock are not intended to replace any pension rights or compensation;

(e) the Shares of Restricted Stock, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(f) the future value of the underlying Shares is unknown, indeterminable and cannot be predicted;

(g) for purposes of the Shares of Restricted Stock, Participant’s status as a Service Provider will be considered terminated as of the date Participant is no longer actively providing services to the Company or any Parent or Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Restricted Stock Agreement (including by reference in the Notice of Grant to other arrangements or contracts) or determined by the Administrator, Participant’s right to vest in the Shares of Restricted Stock under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any, unless Participant is providing bona fide services during such time); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the Restricted Stock Award (including whether Participant may still be considered to be providing services while on a leave of absence and consistent with local law);

(h) unless otherwise provided in the Plan or by the Administrator in its discretion, the Shares of Restricted Stock and the benefits evidenced by this Restricted Stock Agreement do not create any entitlement to have the Shares of Restricted Stock or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

(i) the following provisions apply only if Participant is providing services outside the United States:

(i) the Shares of Restricted Stock are not part of normal or expected compensation or salary for any purpose;

(ii) Participant acknowledges and agrees that none of the Company, the Employer or any Parent or Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Shares of Restricted Stock or the subsequent sale of any Shares; and

(iii) no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock resulting from the termination of Participant’s status as a Service Provider (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and in consideration of the grant of the Restricted Stock to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, any Parent or Subsidiary or the Service Recipient, waives his or her ability, if any, to bring any such claim, and releases the Company, any Parent or Subsidiary and the Service Recipient from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim.

11. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

12. Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Restricted Stock Agreement and any other Restricted Stock grant materials by and among, as applicable, the Service Recipients for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Service Recipient may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Shares of Restricted Stock or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data may be transferred to a stock plan service provider, as may be selected by the Company in the future, assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country of operation (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company, any stock plan service provider selected by the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her status as a Service Provider and career with the Service Recipient will not be adversely affected. The only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant Restricted Stock or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

13. Address for Notices. Any notice to be given to the Company under the terms of this Restricted Stock Agreement will be addressed to the Company at QuantumScape Corporation, 1730 Technology Drive, San Jose, CA 951108, or at such other address as the Company may hereafter designate in writing.

14. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the Shares of Restricted Stock awarded under the Plan or future Shares of Restricted Stock that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

15. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Restricted Stock Agreement.

16. Restricted Stock Agreement Severable. In the event that any provision in this Restricted Stock Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Restricted Stock Agreement.

17. No Waiver. Either party’s failure to enforce any provision or provisions of this Restricted Stock Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Restricted Stock Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

18. Grant is Not Transferable. Except for the escrow described in Section 11 or transfer of the Shares to the Company or its assignees contemplated by this Restricted Stock Agreement, and except to the limited extent provided in Section 6, the unvested Shares subject to this Restricted Stock Agreement and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any unvested Shares of Restricted Stock subject to this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

19. Successors and Assigns. The Company may assign any of its rights under this Restricted Stock Agreement to single or multiple assignees, and this Restricted Stock Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Restricted Stock Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns. The rights and obligations of Participant under this Restricted Stock Agreement may be assigned only with the prior written consent of the Company.

20. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or non-U.S. law, the tax code and related regulations or under the rulings or regulations of the United States Securities and Exchange Commission or any other governmental regulatory body or the clearance, consent or approval of the United States Securities and Exchange Commission or any other governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate) or the Escrow Holder hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Subject to the terms of the Restricted Stock Agreement and the Plan, the Company shall not be required to issue any certificate or certificates for (or make any entry on the books of the Company or of a duly authorized transfer agent of the Company of) the Shares hereunder prior to the lapse of such reasonable period of time following the Date of Grant of the Shares of Restricted Stock as the Administrator may establish from time to time for reasons of administrative convenience.

21. Language. If Participant has received this Restricted Stock Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

22. Interpretation. The Administrator will have the power to interpret the Plan and this Restricted Stock Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares of Restricted Stock have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. Neither the Administrator nor any person acting on behalf of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Restricted Stock Agreement.

23. Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Administrator at any time.

24. Modifications to the Restricted Stock Agreement. This Restricted Stock Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Restricted Stock Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Restricted Stock Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Restricted Stock Agreement, the Company reserves the right to revise this Restricted Stock Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection with this Award of Shares of Restricted Stock.

25. Governing Law; Venue. This Restricted Stock Agreement and the Shares of Restricted Stock will be governed by the laws of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Restricted Stock Award or this Restricted Stock Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of Santa Clara County, California, or the U.S. federal courts for the Northern District of California, and no other courts, where this Award or Restricted Stock is made and/or to be performed.

26. Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Restricted Stock Agreement (including the appendices and exhibits referenced herein) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant.

27. Country Addendum. Notwithstanding any provisions in this Restricted Stock Agreement, the Restricted Stock grant shall be subject to any special terms and conditions set forth in an appendix (if any) to this Restricted Stock Agreement for any country whose laws are applicable to Participant and this Award of Restricted Stock (as determined by the Administrator in its sole discretion) (the “Country Addendum”). Moreover, if Participant relocates to one of the countries included in the Country Addendum (if any), the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Country Addendum (if any) constitutes a part of this Restricted Stock Agreement.

28. Tax Consequences. Participant has reviewed with his or her own tax advisors the U.S. federal, state, local and non-U.S. tax consequences of this investment and the transactions contemplated by this Restricted Stock Agreement. With respect to such matters, Participant relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Participant understands that Participant (and not the Company) shall be solely responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Restricted Stock Agreement.

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